CERTIFICATE OF DESIGNATION, NUMBER, POWERS, PREFERENCES AND
           OTHER RIGHTS AND QUALIFICATIONS, LIMITATIONS, RESTRICTIONS
             AND OTHER CHARACTERISTICS OF SERIES "B" PREFERRED STOCK
                                       OF
                              MARK SOLUTIONS, INC.


It is hereby certified that:

    1. The name of the corporation is Mark Solutions, Inc. (hereinafter called the "corporation").

    2. The certificate of incorporation, as amended, of the corporation authorizes the issuance of 5,000,000 shares of Preferred Stock, $1.00 par value, and expressly vests in the Board of Directors of the corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

    3. The Board of Directors of the corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series "B" issue of Preferred Stock:

RESOLVED,   that  the  Board  of  Directors  hereby  fixes  and  determines  the designation of the number of shares and the rights, preferences, privileges and restrictions relating to the Series "B" Preferred Stock:

 (a) Designation. The series of Preferred Stock created hereby shall be designated the Series "B" Preferred Stock (the "Series B Preferred Stock").


 (b) Authorized Shares. The number of shares of Series B Preferred Stock shall be 153,000 shares.


 (c) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to holders of senior capital stock, if any, the holders of Series B Preferred Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of junior capital stock, including Common Stock, an amount equal to $10.00 per share, plus accrued and unpaid dividends (the "Liquidation Preference"). If upon such liquidation, dissolution or winding up of the corporation, the assets of the corporation available for distribution to the holders of the Series B Preferred Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Liquidation Preference, then all such assets of the corporation shall be distributed ratably among the holders of the Series B Preferred Stock and parity capital stock, if any. Neither the consolidation or merger of the corporation nor the sale, lease or transfer by the corporation of all or a part of its assets shall be deemed a liquidation, dissolution or winding up of the corporation for purposes of this Section (c). For purposes of this Section (c), the corporation's Series A Preferred Stock is deemed a "parity capital stock".


 (d) Dividends. The holders of the then outstanding Series B Preferred Stock shall be entitled to receive a dividend, payable quarterly on the first day of each calendar quarter commencing April 1, 1999, which accrues from the date of issuance at an annual rate of $0.70 per share. The dividends shall be payable, at the option of the corporation, either in cash or in shares of Common Stock, which on the date of the dividend payment have a value equal to the dividend, provided that dividends may be paid in Common Stock only if such shares shall have been registered or are otherwise eligible for resale in compliance with the Securities Act of 1933. The value of each share of Common Stock for purposes of any dividend payment shall be equal to the average of the Closing Price [as defined in paragraph (e)(i)] on the last five Trading Days [as defined in paragraph (e)(i)] prior to the dividend payment date. "Common Stock" means shares now or hereafter authorized of the class of Common Stock, $.01 par value, of the corporation and stock of any other class into which such shares may hereafter have been reclassified or changed.


 (e) Conversion Rights. Each share of Series B Preferred Stock shall be convertible, at the option of the holder, into fully paid and nonassessable shares of the corporation's Common Stock equal to $10.00 per share divided by the Conversion Price (as defined in paragraph (e)(i)].

      (i) Conversion Price. The Conversion Price means the lesser of (a) $1.50 or (b) 75% of the average per share closing bid price of the Common Stock during the five Trading Days prior to such conversion. The "Closing Price" on any Trading Day shall mean the last reported bid price of the Common Stock as reported on The Nasdaq National Market or the Nasdaq SmallCap Market, as applicable, on such date or, if the Common Stock is neither so listed nor so reported, the last reported bid price of the Common Stock as quoted by a registered broker-dealer for which such quotes are available on such date. A "Trading Day" means (a) a day on which the Common Stock is traded on The Nasdaq Stock Market or (b) if the Common Stock is not listed on The Nasdaq Stock Market or any stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by Nasdaq, or (c) if the Common Stock is not quoted on the Nasdaq Stock Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

     (ii) Conversion Procedure. The holder shall effect conversions by surrendering the certificate(s) representing the Series B Preferred Stock to be converted to the corporation, together a form of conversion notice satisfactory to the corporation, which shall be irrevocable. If the holder is converting less than all of the shares of Series B Preferred Stock represented by the certificate tendered, the corporation shall promptly deliver to the holder a new certificate representing the Series B Preferred Stock not converted. Not later than four (4) trading days after the conversion date, the corporation will deliver to the holder, or at holder's request, DWAC, (i) a certificate or certificates, which shall be subject to restrictive legends and trading restrictions required by law, representing the number of shares of Common Stock being acquired upon the conversion; provided, however, that the corporation shall not be obligated to issue such certificates until the Series B Preferred Stock is delivered to the corporation. If the corporation does not deliver such certificate(s) by the date required under this paragraph (e)(ii), the holder shall be entitled by written notice to the corporation at any time on or before receipt of such certificate(s), to rescind such conversion.

    (iii) Conversion Penalty. In the event the corporation breaches its obligation to timely deliver the Common Stock on conversion, then without limiting holder's other rights and remedies, the corporation shall pay to the holder an amount accruing at the rate of $5.00 per day for each such breach for each 500 shares of Common Stock subject to the conversion, with pro rata payments for amounts less than 500 shares.

     (iv) Automatic Conversion. The Series B Preferred Stock shall on June 30, 2000 automatically convert into Common Stock at the then Conversion Price, provided, that such conversion shall only occur if the corporation's Common Stock is listed on the Nasdaq Stock Market on such date and the shares of Common Stock deliverable on such conversion shall have been registered or are otherwise eligible for resale in compliance with the Securities Act of 1933.

      (v) Adjustments on Stock Splits, Dividends and Distributions. If the corporation, at any time while any Series B Preferred Stock is outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or
(d) issue reclassification of shares of Common Stock any shares of capital stock of the corporation, the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock of the corporation outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this paragraph (e)(v) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. Whenever the Conversion Price is adjusted pursuant to this paragraph, the corporation shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

     (vi) Adjustments on Reclassifications, Consolidations and Mergers. In case of reclassification of the Common Stock, any consolidation or merger of the corporation with or into another person, the sale or transfer of all or substantially all of the assets of the corporation or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each holder of Series B Preferred Stock then outstanding shall have the right thereafter to convert such Series B Preferred Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Series Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this paragraph (e)(vi) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

    (vii) Fractional Shares; Issuance Expenses. Upon a conversion of Series B Preferred Stock, the corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but shall issue that number of shares of Common Stock rounded to the nearest whole number. The issuance of certificates for shares of Common Stock on conversion of Series B Preferred

Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder, and the corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the corporation the amount of such tax or shall have established to the satisfaction of the corporation that such tax has been paid.

   (viii) Limitation on Conversion. Notwithstanding anything herein to the contrary, the holder shall not be entitled to convert the Series B Preferred Stock to the extent that such conversion would result in the holder becoming the "beneficial owner" of five percent (5%) or more of the outstanding Common Stock as that term is defined in Section 13(d) of the Securities Exchange Act of 1934. The opinion of legal counsel to the holder, in form and substance satisfactory to the corporation and its counsel, shall prevail in all matters relating to the determination of holder's beneficial ownership.


 (f) Voting Rights. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series B Preferred Stock shall be entitled to vote on all matters and shall be entitled to four votes per share of Series B Preferred Stock. Except as otherwise expressly provided herein or as required by law, the holders of the Series B Preferred Stock and the Common Stock shall vote together and not as separate classes.


 (g) Reservation of Shares of Common Stock. The corporation covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series B Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Series B Preferred Stock, such number of shares of Common Stock as shall be issuable upon the conversion of the aggregate principal amount of all outstanding Series B Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding Series B Preferred Stock, the corporation will take such corporate action necessary to increase its authorized shares of Common Stock to such number as shall be sufficient for such purpose. The corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.



 (h) No Reissuance of Series B Preferred Stock. No shares of the Series B Preferred Stock acquired by the corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares of capital stock which the corporation shall be authorized to issue.


 (i) Mandatory Redemption. If any "Event of Redemption" [as defined below] occurs and so long as such Event of Redemption shall then be continuing, the holder of Series B Preferred Stock may, in addition to such holder's other remedies, by notice to the corporation, require the corporation to redeem the Series B Preferred Stock at a redemption price equal to $10.00 per share plus accrued dividends. The redemption price shall accrue interest commencing the third day from such notice at the rate of fifteen (15%) percent per annum. Such redemption demand may be rescinded and annulled by the holder at any time prior to payment. No such rescission or annulment shall affect any subsequent Event of Redemption.

An Event of Redemption shall exist, if any of the following shall occur (whatever the reason and whether it shall be voluntary or involuntary or affected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

         (i) the corporation shall breach or fail to perform any provision of the Series B Preferred Stock and such failure or breach shall not have been remedied within 30 days after the date on which notice of such failure or breach shall have been given;

    (ii) the corporation shall commence a voluntary case under the United States Bankruptcy Code (the "Bankruptcy Code"); or an involuntary case is commenced against the corporation under the Bankruptcy Code and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of the case; or a "custodian" (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the corporation or the corporation commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the corporation or there is commenced against the corporation any such proceeding which remains undismissed for a period of 60 days; or the corporation is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the corporation suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the corporation makes a general assignment for the benefit of creditors; or the corporation shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the corporation shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the corporation shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the corporation for the purpose of effecting any of the foregoing.


 (j) Restrictions. The corporation shall not, without the consent of a majority in interest of the holders of the then outstanding shares of Series B Preferred Stock, create any class of equity security which is senior to or on parity with the Series B Preferred Stock in liquidation rights, other than in connection with a merger and/or acquisition transaction.


and be it further

RESOLVED, that the statements contained in the foregoing resolutions creating and designating the Series B Preferred Stock and fixing the number, voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof, upon the effective date of such series, be deemed to be included in and be a part of the certificate of incorporation of the corporation pursuant to the provisions of Section 104 and 151 of the General Corporation Law of the State of Delaware.


IN WITNESS WHEREOF, the undersigned has executed this Certificate on January 29, 1999.





Carl Coppola, President